Exhibit 32

HMN FINANCIAL, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of HMN Financial, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Bradley Krehbiel, President and Chief Executive Officer of Company (Principal Executive Officer of the Company), and Jon Eberle, Senior Vice President, Chief Financial Officer and Treasurer of the Company (Principal Financial Officer of the Company), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 3, 2023	/s/ Bradley Krehbiel Bradley Krehbiel President and Chief Executive Officer (Duly Authorized Officer)

/s/ Jon Eberle Jon Eberle Senior Vice President/Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)